Exhibit 99.1

Volt Information Sciences Reports 2018 Third Quarter Financial Results

NEW YORK, NY, September 6, 2018 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, today reported results for its 2018 third quarter ended July 29, 2018.  Key highlights include:
•
Third quarter net revenue of $257.8 million, down 11.1% year-over-year; on a same-store basis, net revenue declined 6.6% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of foreign exchange rate fluctuations;

•	Third quarter selling, administrative and other operating costs of $42.2 million, down 10.0%, year-over-year, or 5.4% excluding businesses sold or exited during the past year;
•	Global liquidity of $52.7 million at quarter-end, up $19.3 million year-over-year; total outstanding debt of $50.0 million, down $50.0 million year-over-year;
•	Linda Perneau appointed Interim Chief Executive Officer, in addition to her role as President of Volt Workforce Solutions (VWS);
•	Re-aligned the organizational structure of Volt Workforce Solutions in order to strengthen the Company’s focus on sales and service delivery across its spectrum of offerings; and
•	Continuation of the review of strategic alternatives by the Company’s Board of Directors.
“I see significant opportunities to enhance Volt’s competitive position within the staffing industry and improve performance to levels of which we can be proud,” said Linda Perneau, Interim Chief Executive Officer and President of Volt Workforce Solutions.  “Key to achieving this will be returning our largest business, Volt Workforce Solutions, to a trajectory of profitable growth. To address the challenges, our leadership team is currently focused on four strategic priorities of organization design, business optimization, delivery excellence and growth and expansion. While it is clear that we have a lot of work ahead of us, I am encouraged by the progress we have made so far during my short tenure at Volt. As we execute on our initiatives, I look forward to driving significantly enhanced value for all of our stakeholders in the future.”

Fiscal 2018 Third Quarter Results
Total revenue for the fiscal 2018 third quarter was $257.8 million, down $32.1 million, or 11.1%, compared to $289.9 million in the third quarter of fiscal 2017. On a same-store basis, net revenue declined 6.6% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations.

North American Staffing revenue, which includes a broad spectrum of contingent staffing, direct placement, recruitment process outsourcing and other employment services, was $215.7 million, a $13.7 million, or 6.0% decline compared to North American Staffing revenue of $229.4 million in the third quarter of fiscal 2017. The decline was driven by lower demand from customers in the professional and administrative and office job categories, partially offset by growth in the light industrial and engineering job categories.

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

International Staffing revenue, which includes the Company’s contingent staffing, direct placement and managed service programs businesses in Europe and Asia, was $28.6 million, a $0.4 million, or 1.5% decrease compared to $29.0 million from the third quarter of fiscal 2017. Excluding the positive impact of foreign exchange rate fluctuations of $0.9 million offset by a decrease related to business exited of $0.8 million, revenue declined $0.5 million, or 1.8%, compared to the third quarter of fiscal 2017, primarily due to lower demand in the United Kingdom, offset by strong growth in Belgium.

Corporate and Other revenue, which primarily consists of the Company’s North American managed service business and the Company’s call center business, was $14.4 million, down $19.0 million, or 56.8%, compared to $33.4 million in the third quarter of fiscal 2017. The year-over-year revenue decline was primarily driven by the impact from the sale of the Company’s quality assurance business which occurred at the end of the fourth quarter of fiscal 2017. On a same-store basis, excluding the business sold of $14.1 million, Corporate and Other revenue decreased $4.9 million, or 25.2%, year-over-year, as a result of winding down of certain customer programs in the Company’s managed service business as well as normal fluctuations in call center activity.

Selling, administrative and other operating costs in the third quarter of fiscal 2018 decreased $4.7 million, or 10.0%, to $42.2 million from $46.9 million in the third quarter of fiscal 2017. This decrease was primarily due to on-going cost reductions in all areas of the business, including a $2.9 million reduction in labor costs and a $1.2 million reduction in share-based compensation expense, as well as costs from the previously-owned quality assurance business of $2.3 million. The third quarter of fiscal 2017 also included the release of a reserve related to the dissolution of the Employee Welfare Benefit Trust of $1.4 million.

Net loss was $11.4 million in the third quarter of fiscal 2018, up $5.9 million compared to a loss of $5.5 million in the third quarter of fiscal 2017. Adjusted net loss, which is a Non-GAAP measure, was $8.8 million in the third quarter of fiscal 2018, up $3.0 million compared to an adjusted net loss of $5.8 million in the third quarter of fiscal 2017. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $5.0 million in the fiscal 2018 third quarter, down $6.4 million from income of $1.4 million in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Liquidity
As of August 31, 2018, the Company had $54.1 million of global liquidity as compared to $38.9 million at September 1, 2017.

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

Corporate Developments
During the quarter the Company re-aligned the organizational structure of VWS to include a Specialty Solutions Group, Strategic Solutions Group and Global Solutions Group in order to strengthen VWS’ focus on sales and delivery. Chris Kelly has joined Volt as Senior Vice President, Strategic Solutions, VWS and brings over 25 years of industry experience. In her new role, Ms. Kelly will bring a greater focus to vendor-on-premise accounts, a growing segment within the staffing industry and one that represents a significant strategic opportunity for Volt.
Subsequent to the end of the quarter, the Company announced it has hired two senior executives, Lori Schultz, Chief Operating Officer, VWS and Lauren Griffin, Senior Vice President, Specialty Solutions Group, VWS, strengthening Volt’s top leadership as the Company moves forward on its growth and profitability strategies. Ms. Schultz and Ms. Griffin each join Volt with over 25 years of experience in the staffing industry.
Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2018 third quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s Interim Chief Executive Officer and President of Volt Workforce Solutions Linda Perneau, and Senior Vice President and Chief Financial Officer Paul Tomkins, will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Thursday, September 6, 2018 at 7:30 p.m. Eastern Time through Thursday, September 20, 2018 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID #13682668. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

A copy of this earnings release and a corresponding supplemental slide presentation will be available prior to the call, accessible through the Investor Relations section of the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Our customer care solutions specialize in serving as an extension of our customers’ consumer relationships and processes including collaborating with customers, from help desk inquiries to advanced technical support. Our complementary businesses offer customer care call centers, customized talent, and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, the Company’s ability to strengthen its sales and service delivery efforts, capitalize on trends in the staffing industry, increase market share and achieve sales growth that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at www.sec.gov and at the Company’s website at www.volt.com in the Investors section.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

Results of Operations
(in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	July 29, 2018	April 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017

Net revenue	$257,808	$263,219	$289,924	$774,365	$905,953
Cost of services	221,448	225,918	244,205	664,695	766,225
Gross margin	36,360	37,301	45,719	109,670	139,728

Expenses:
Selling, administrative and other operating costs	42,222	42,916	46,931	132,076	146,992
Restructuring and severance costs	3,108	104	249	3,730	1,072
Impairment charges	-	155	-	155	290
Gain from divestiture	-	-	-	-	(3,938)
Total expenses	45,330	43,175	47,180	135,961	144,416

Operating loss	(8,970)	(5,874)	(1,461)	(26,291)	(4,688)

Interest income (expense), net	(552)	(631)	(976)	(1,965)	(2,725)
Foreign exchange gain (loss), net	(294)	(497)	(1,730)	(88)	(1,419)
Other income (expense), net	(296)	(55)	(277)	(879)	(1,187)
Loss before income taxes	(10,112)	(7,057)	(4,444)	(29,223)	(10,019)
Income tax provision	1,306	630	1,074	576	930
Net loss	$(11,418)	$(7,687)	$(5,518)	$(29,799)	$(10,949)

Per share data:
Basic:
Net loss	$(0.54)	$(0.37)	$(0.26)	$(1.42)	$(0.52)
Weighted average number of shares	21,071	21,032	20,963	21,044	20,934

Diluted:
Net loss	$(0.54)	$(0.37)	$(0.26)	$(1.42)	$(0.52)
Weighted average number of shares	21,071	21,032	20,963	21,044	20,934

Segment data:

Net revenue:
North American Staffing	$215,679	$218,090	$229,372	$640,004	$695,041
International Staffing	28,579	31,904	29,018	90,062	89,599
Corporate and Other	14,415	14,156	33,365	47,298	125,864
Eliminations	(865)	(931)	(1,831)	(2,999)	(4,551)
Net revenue	$257,808	$263,219	$289,924	$774,365	$905,953

Operating income (loss):
North American Staffing	$2,961	$1,571	$5,741	$3,906	$11,627
International Staffing	677	818	731	1,397	1,904
Corporate and Other	(12,608)	(8,263)	(7,933)	(31,594)	(14,281)
Gain from divestiture	-	-	-	-	(3,938)
Operating loss	$(8,970)	$(5,874)	$(1,461)	$(26,291)	$(4,688)

Work days	63	65	63	187	187

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Nine Months ended
	July 29, 2018	July 30, 2017

Cash and cash equivalents, beginning of the period	$37,077	$6,386

Cash used in all other operating activities	(25,057)	(6,612)
Changes in operating assets and liabilities	22,509	3,574
Net cash used in operating activities	(2,548)	(3,038)

Purchases of property, equipment, and software	(2,332)	(7,753)
Proceeds from divestitures	-	15,224
Net cash provided by all other investing activities	233	782
Net cash provided by (used in) investing activities	(2,099)	8,253

Net repayment of borrowings	-	2,950
Debt issuance costs	(1,415)	(751)
Net cash used in all other financing activities	(269)	(44)
Net cash provided by (used in) financing activities	(1,684)	2,155

Effect of exchange rate changes on cash and cash equivalents	(817)	2,601

Net increase (decrease) in cash and cash equivalents	(7,148)	9,971

Cash and cash equivalents, end of the period	$29,929	$16,357

Cash paid during the period:
Interest	$2,084	$2,815
Income taxes	$2,483	$2,256

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	July 29, 2018	October 29, 2017
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$29,929	$37,077
Restricted cash and short-term investments	12,993	20,544
Trade accounts receivable, net of allowances of $810 and $1,249, respectively	152,794	173,818
Recoverable income taxes	53	1,643
Other current assets	8,484	11,755
TOTAL CURRENT ASSETS	204,253	244,837
Other assets, excluding current portion	10,739	10,851
Property, equipment and software, net	25,523	29,121
TOTAL ASSETS	$240,515	$284,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$27,086	$24,504
Accounts payable	28,684	36,895
Accrued taxes other than income taxes	18,399	20,467
Accrued insurance and other	25,236	30,282
Short-term borrowings	-	50,000
Income taxes payable	1,535	808
TOTAL CURRENT LIABILITIES	100,940	162,956
Accrued insurance and other, excluding current portion	12,128	10,828
Deferred gain on sale of real estate, excluding current portion	22,702	24,162
Income taxes payable, excluding current portion	619	1,663
Deferred income taxes	1,208	1,206
Long-term debt	48,939	-
TOTAL LIABILITIES	186,536	200,815

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,178,515 and 21,026,253 shares, respectively	2,374	2,374
Paid-in capital	78,308	78,645
Retained earnings	12,636	45,843
Accumulated other comprehensive loss	(5,725)	(5,261)
Treasury stock, at cost; 2,559,488 and 2,711,750 shares, respectively	(33,614)	(37,607)
TOTAL STOCKHOLDERS’ EQUITY	53,979	83,994
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$240,515	$284,809

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

	Three Months Ended
	July 29, 2018		July 30, 2017
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP loss	$(11,418)		$(5,518)
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	3,108		249
Non-GAAP net loss	$(8,796)		$(5,755)

	Three Months Ended
	July 29, 2018		July 30, 2017
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP loss	$(11,418)		$(5,518)
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	3,108		249
Depreciation and amortization	1,789		2,238
Share-based compensation expense	(475)	(b)	869
Total other (income) expense, net	1,142		2,983
Provision for income taxes	1,306		1,074
Adjusted EBITDA	$(5,034)		$1,409

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Includes share-based compensation forfeited in accordance with the former chief executive officer’s separation agreement.

Volt Information Sciences Reports Fiscal 2018 Third Quarter Results
September 6, 2018

Note Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and the impact of foreign currency fluctuations on certain line items, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.
The Company believes that the presentation of Non-GAAP measures, eliminating special items, the impact of foreign currency fluctuations and the impact of businesses sold provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.
Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.
Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.
Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.